UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2010

CHINA GREEN AGRICULTURE, INC.

 (Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
People’s Republic of China 710065

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act   (17CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 1, 2010, China Green Agriculture, Inc., a Nevada corporation (the “Company”), through its wholly-owned subsidiary Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., a company organized under the laws of the People’s Republic of China (“TechTeam”), entered into (i) a Share Transfer Agreement (the “Share Transfer Agreement”) with Mr. Qing Xin Jiang and Ms. Qiong Jia (collectively, the “Gufeng Shareholders”) and (ii) a Supplementary Agreement (the “Supplementary Agreement”) with the Gufeng Shareholders, pursuant to which TechTeam agreed to purchase all the equity interests of Beijing Gufeng Chemical Products Co., Ltd., a company organized under the laws of the People’s Republic of China (“Gufeng”), and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., a company organized under the laws of the People’s Republic of China (“Tianjuyuan”).  On July 2, 2010 (the “Closing Date”), the acquisition was consummated and Gufeng and Tianjuyuan became wholly-owned subsidiaries of TechTeam and indirect subsidiaries of the Company.

Gufeng was founded in 1993, and its wholly-owned subsidiary Tianjuyuan was founded in 2001. Both companies are Beijing-based producers of compound fertilizer, blended fertilizer, organic compound fertilizer and mixed, organic-inorganic compound fertilizer that sell their products throughout China and abroad. Gufeng operates a facility with an annual production capacity of 300,000 metric tons of compound fertilizer, which has a current utilization rate of approximately 60%. Currently, Gufeng and Tianjuyuan have a total of approximately 453 employees.

Pursuant to the terms of the Share Transfer Agreement and the Supplementary Agreement, TechTeam acquired all the equity interests in Gufeng for a purchase price of RMB 60 million (approximately $8.8 million) in cash and the issuance of an aggregate of 2,275,931 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) to the Gufeng Shareholders or their designees.  TechTeam is obligated to pay the cash portion of the purchase price three business days following the Closing Date.  Following the Closing Date, TechTeam has the right to appoint two directors to Gufeng’s board of directors, which shall be composed of three members.  The Gufeng Shareholders have the right to appoint the other director. Additionally, TechTeam has the right to appoint the chief financial officer of Gufeng and Tianjuyuan.

The Supplementary Agreement sets forth the terms and conditions of the issuance of the Shares.  Upon signing of the Supplementary Agreement, the Shares were placed in escrow to be held by the Company and TechTeam jointly until the satisfaction of the following conditions:

(1)  On the Closing Date, 1,365,558 of the Shares were released from escrow to the Gufeng Shareholders as a result of the successful completion of the share transfer registration with the local Administration Bureau for Industry and Commerce in the People’s Republic of China making TechTeam the sole registered shareholder of Gufeng.

(2)  If Gufeng achieves at least RMB 600 million (approximately $88.4 million) in net sales revenue for its fiscal year ending June 30, 2011 (the “Sales Target”), 341,390 of the Shares will be released from escrow to the Gufeng Shareholders.  However, a reduced number of the Shares may be released from escrow even if Gufeng fails to achieve the Sales Target. If Gufeng achieves at least 80% of the Sales Target, then 227,593 of the Shares will be released from escrow to the Gufeng Shareholder, and if Gufeng achieves at least 60% of the Sales Target, then 113,797 of the Shares will be released from escrow to the Gufeng Shareholders.

(3)  If Gufeng achieves at least RMB 72 million (approximately $10.6 million) in net profit after tax for its fiscal year ending June 30, 2011 (the “Profit Target”), 341,390 of the Shares will be released from escrow to the Gufeng Shareholders.  However, a reduced number of the Shares may be released from escrow even if Gufeng fails to achieve the Profit Target. If Gufeng achieves at least 80% of the Profit Target, then 227,593 of the Shares will be released from escrow to the Gufeng Shareholders, and if Gufeng achieves at least 60% of the Profit Target, then 113,797 of the Shares will be released from escrow to the Gufeng Shareholders.

(4)  If Gufeng obtains a land use right with respect to certain real property located in China, along with ownership of the buildings thereon, then 227,593 of the Shares will be released from escrow to the Gufeng Shareholders.

Any Shares that are not released from escrow to the Gufeng Shareholders for failure to achieve the conditions described above will be forfeited and returned to the Company for cancellation.  While the Shares are held in escrow, the Gufeng Shareholders will retain all voting rights with respect to the Shares.

Additionally, terms of the Supplementary Agreement provide that TechTeam will contribute RMB 100 million (approximately $ 14.7 million) to Gufeng following the Closing Date for working capital.

Simultaneously with the execution of the Share Transfer Agreement and the Supplementary Agreement, Gufeng entered into an employment agreement with Mr. Qing Xin Jiang pursuant to which Mr. Jiang shall serve as the chief executive officer of Gufeng for a term of five years. Also on July 1, 2010, Gufeng entered into non-competition agreements with each of the Gufeng Shareholders, pursuant to which, among other things, the Gufeng Shareholders agreed not to engage or participate in any business or operation that directly or indirectly competes with Gufeng’s business without Gufeng’s prior written consent. For a period of five years from the termination of their employment with Gufeng, the Gufeng Shareholders shall not form or operate any enterprise that could have a competitive relationship with Gufeng.

The Gufeng Shareholders have no relationship to the Company other than in connection with this transaction.

The foregoing descriptions of the Share Transfer Agreement and Supplementary Agreement do not purport to be complete and are qualified in their entirety by reference to the Share Transfer Agreement and Supplementary Agreement which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 2, 2010, the Company completed the acquisition of Gufeng. The information required by Item 2.01 is hereby incorporated by reference from Item 1.01 above.

Item 3.02    Unregistered Sales of Equity Securities.

As described above, on July 1, 2010 the Company issued an aggregate of 2,275,931 shares of Common Stock as partial consideration for the acquisition of Gufeng.  This transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering.

Item 8.01    Other Events.

On July 6, 2010, the Company issued a press release announcing its acquisition of Gufeng. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits is being furnished pursuant to “Item 8.01. Other Events.”  The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required pursuant to Item 9.01(a) of Form 8-K are not being filed herewith. Such financial statements will be filed by amendment not later than 71 calendar days after the date the Current Report on Form 8-K reporting the closing of the acquisition is required to be filed, or September 18, 2010, pursuant to Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is not being filed herewith. Such pro forma financial information will be filed by amendment not later than 71 calendar days after the Current Report on Form 8-K reporting the closing of the acquisition is required to be filed, or September 18, 2010, pursuant to Item 9.01(b)(2) of Form 8-K.

(d)           Exhibits.

The following is filed as exhibits to this report:

Exhibit No.	Description

10.1	Share Transfer Agreement, dated July 1, 2010, among Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., Qing Xin Jiang and Qiong Jia.

10.2	Supplementary Agreement, dated July 1, 2010, among Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., Qing Xin Jiang and Qiong Jia.

99.1	Press Release of China Green Agriculture, Inc. dated July 6, 2010.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2010	CHINA GREEN AGRICULTURE, INC. (Registrant)

	By:	/s/ Tao Li
Tao Li
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Transfer Agreement, dated July 1, 2010, among Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., Qing Xin Jiang and Qiong Jia.

10.2	Supplementary Agreement, dated July 1, 2010, among Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., Qing Xin Jiang and Qiong Jia.

99.1	Press Release of China Green Agriculture, Inc. dated July 6, 2010.